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                                                                    Exhibit 23.6

The Board of Directors
50's Classic Car Wash
and CRCD, Inc.

                         Independent Auditors' Report

We have audited the accompanying combined balance sheets of 50's Classic Car Wash and CRCD, Inc. (Companies) as of December 31, 1998 and 1997 and the related combined statements of income, common stock and equity, and cash flows for the years then ended. The combined financial statements include the financial statements of 50's Classic Car Wash and CRCD, Inc., which are related through common ownership and management. These combined financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of the Companies as of December 31, 1998 and 1997, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.


                                                  /s/ D. Williams & Co., P.C.


September 14, 1999